LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this "Agreement") is made as of November ____, 2019, (the "Effective Date"), by and between Viridis Analytics MA, LLC a Massachusetts limited liability company ("Borrower"), and Green Analytics Massachusetts LLC, a Massachusetts limited liability company ("Lender") (Borrower and Lender collectively, the "Parties").

RECITALS

WHEREAS, subject to and upon the terms, conditions and provisions of this Agreement, Borrower will obtain a line of credit from Lender.

NOW, THEREFORE, the Parties hereto agree as follows:

Section 1 The Loan.

(a) Facility and Amount. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth, Lender agrees to make advances to Borrower from time to time (each an "Advance"), in an amount in the aggregate at any time outstanding not to exceed the principal sum of SEVEN HUNDRED THOUSAND UNITED STATES DOLLARS ($700,000.00 USD) (the "Principal Sum") plus interest on any amounts actually distributed to Borrower (collectively, the "Loan"). The Loan shall be secured by a first priority security interest in the Collateral (as defined below). Notwithstanding any term to the contrary in this Agreement, any Notes (as defined below), or any other Loan Documents (as defined below), the enumeration in this Agreement of specific obligations of Borrower to Lender and/or conditions to the availability of funds under this Agreement shall not be construed to qualify, define, or otherwise limit Lender's right, power or ability, at any time and for any reason, under applicable law, to require full payment of the Loan and all accrued and unpaid interest and all other amounts payable under the Notes ON DEMAND.

(b) Evidence of Indebtedness. The obligation of Borrower to repay the Loan with interest shall be evidenced by one or more secured demand promissory notes (each a "Note") to be executed by Borrower upon an Advance in the form attached as Exhibit A hereto. Each Note shall not be replaced, amended, restated, or otherwise modified except by an instrument in writing signed by the Parties.

(c) Advances. As a condition to the disbursement of any Advance, Borrower shall, at least seven (7) days prior to the requested disbursement date, deliver to Lender a written notice executed by a duly authorized officer of Borrower (the "Disbursement Request") that includes (i) a representation that no Adverse Event (as defined below) has occurred and is continuing; (ii) the amount of the Advance, which amount must be in a minimum principal amount of TEN THOUSAND UNITED STATES DOLLARS ($10,000.00 USD); provided, however, the such amount together with the aggregate sum of all then outstanding Notes does not exceed the Principal Sum; (iii) the date on which the Advance is requested to be disbursed, (iv) a detailed description of the use by Borrower of the Advance, provided, however, that such use shall be subject to Section 1(d), and (v) wire information for the Advance. The detailed description of the use of the Advance must comply with the general use of proceeds agreed to by the Parties and set forth on Exhibit B hereto. Each Disbursement Request shall be deemed to repeat Borrower's

representations and warranties included herein as of the date of such Disbursement Request. Lender shall approve or deny the Disbursement Request at least one (1) day prior to the date of disbursement requested in the Disbursement Request. Lender may approve or deny any Disbursement Request in its absolute and sole discretion, for any reason or no reason. In the event a Disbursement Request is accepted, Lender shall make available to Borrower on the disbursement date the amount set out in the Disbursement Request in immediately available funds.

(d) Initial Disbursement. The first Advance under this Note shall be in the amount of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) (the "Initial Advance"), provided, however, that the Initial Advance shall only be made after, and is expressly conditioned upon, the acceptance by Lender of a Disbursement Request for the Initial Advance.

(e) Use of Proceeds. Advances under the Loan shall solely be used in furtherance of obtaining and maintaining a Final License from the Massachusetts Cannabis Control Commission (the "Commission") for the operation of an Independent Testing Laboratory, and each Advance shall be used by Borrower solely for the specific purposes set forth in the relevant Disbursement Request.

(f) Definition of Obligations and Loan Documents. As used in this Agreement, the term "Obligations" means collectively and includes all present and future indebtedness, interest, liabilities, covenants, representations, warranties and obligations of any kind and nature whatsoever of Borrower to Lender both now existing and hereafter arising under, as a result of, on account of, or in connection with this Agreement, the Notes, or any other Loan Documents. The term "Loan Documents" as used herein means collectively and includes this Agreement, the Notes representing the Advances, any Disbursement Request, any other document or agreement hereafter executed, delivered or furnished by Borrower in connection with the Loan, and the guaranty agreements between Lender and each of William Waldrop and Lori Glauser (the "Guarantors"), executed of approximately even date herewith, guaranteeing the Obligations (the "Guaranty Agreements").

(g) Interest Rate. Interest on the unpaid balance of Advances shall be charged at the rates set forth in the Note.

(h) Repayment. Subject to the terms and conditions of this Agreement, Borrower may borrow and re-borrow under the Loan until termination of this Agreement by Lender; provided, however, that the outstanding principal balance and any accrued but unpaid interest shall be due and payable on demand.

(i) No Fees. Other than interest and late fees as may be assessed from time to time for untimely payments under the Note, no fees shall be due and payable to Lender from Borrower in connection with the Loan.

Section 2 Grant and Perfection of Security Interest.

(a) Definitions. For the purposes of this Agreement, the following terms shall have the respective meanings given to them below:

(i) "Accounts" shall mean all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (1) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (2) for services rendered or to be rendered, (3) for a secondary obligation incurred or to be incurred, or (4) arising out of the use of a credit or charge card or information contained on or for use with the card.

(ii) "Applicable Law" shall mean M.G.L. c. 94G, 935 CMR 500.000 *et seq*., all state and local laws, regulations, and rules relating to the operation of or otherwise governing cannabis businesses in Massachusetts, as applicable, and all other applicable state and local laws and regulations other than laws and regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing with which the failure to comply cannot reasonably be expected to materially adversely affect its business

(iii) "Business" means any business which may include the testing, growing, cultivating, dispensing, selling, marketing, transporting, storing, packaging or in any way handling the plants cannabis sativa and cannabis indica, or any item or product, whether liquid, vapor, infusion, confection, or any solid or other tangible item containing the pharmacologically active ingredient tetra-hydro-cannabinol (THC) or cannabidiol (CBD) within the Commonwealth of Massachusetts and the management thereof.

(iv) "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

(v) "Intellectual Property" shall mean all of Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to Borrower's use of any of

the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); to the extent permitted by law, customer and other lists in whatever form maintained; delivery routes; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

(vi) "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired goods, wherever located or raw materials, work in process, finished goods or materials used or consumed in its business; *provided, however*, that "Inventory" shall not include any cannabis, cannabis plant, cannabis flower, edible cannabis-infused product, cannabis extract or any other cannabis product or by-product if the granting of a security interest in the foregoing is prohibited by Applicable Law.

(vii) "Licenses" shall mean any licenses, permits, approvals, consents, certificates, orders or authorizations acquired by Borrower with respect to the Business.

(viii) "Receivables" means all (i) Accounts, (ii) chattel paper, and (iii) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Borrower's rights, if any, in any goods or other property giving rise to such right to payment.

(ix) "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

(x) "UCC" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the

Commonwealth of Massachusetts on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

(b) Grant of Security Interest. To secure payment and performance of all Obligations, Borrower hereby grants to Lender, a continuing first priority security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender, as security, all assets in which Borrower has a legal or equitable interest in personal and real property and fixtures, and interests in property and fixtures, tangible and intangible, of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Borrower, collectively, the "Collateral"), including:

(i) all Accounts;

(ii) all general intangibles, including, without limitation, all Intellectual Property and all Licenses;

(iii) all goods, including, without limitation, Inventory and Equipment;

(iv) all Real Property and fixtures;

(v) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(vi) all documents;

(vii) all contract rights including, without limitation, all leases of equipment.

(viii) all cash and all deposit accounts;

(ix) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (1) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (2) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (3) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (4) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(x) all (1) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (2) monies, credit balances,

deposits and other property of any Borrower now or hereafter held or received by or in transit to Lender or at any other depository or other institution from or for the account of any Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(xi) to the extent not otherwise described above, all Receivables;

(xii) all Records; and

(xiii) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

provided, however, "Collateral" shall be subject to the exceptions and provisos in Section 2(d).

(c) Perfection of Security Interests.

(i) Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and Borrower as debtor, as Lender may reasonably require, and including any other information with respect to Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine in good faith, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof.

(ii) Borrower shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (1) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other Applicable Law, to the extent, if any, that Borrower's signature thereon is required therefor, (2) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (3) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (4) obtaining the consents and approvals of any governmental authority or third party, including, without limitation, any consent of any licensor,

lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

(d) Limitation on Security Interest.

(i) Notwithstanding any provision of this to the contrary, to the extent prohibited by Applicable Law, "Collateral" shall not include, and Lender shall have no lien upon or right of possession or sale, either set forth expressly in this Agreement or arising as a matter of law, with respect to any cannabis, cannabis plant, cannabis flower, edible cannabis-infused product, cannabis extract or any other cannabis product or by-product. Lender hereby agrees and acknowledges that any such cannabis located on or within any facility owned or operated by Borrower shall be controlled in accordance with M.G.L. ch. 94G, as may be amended and replaced, and any rules or regulations promulgated thereunder.

(ii) Lender's security interest in the Licenses of Borrower is subject to compliance with the requirements of M.G.L. ch. 94G, as may be amended and replaced, and any rules or regulations promulgated thereunder, including any requirements to seek pre-approval by any governmental authority, including the Commission, for the taking of possession of such Licenses by Lender. In the event that Lender seeks to enforce its security interest as to the Licenses, Borrower agrees to take all such actions as may be necessary for Lender to take possession of the Licenses and to cooperate in all respects in connection with the same.

Section 3 **Representations and Warranties**. To induce Lender to make the Loan, Borrower hereby makes the following representations and warranties, each of which shall be true and correct in all material respects as of the Effective Date and as of the date of any Note.

(a) Power and Authority. Borrower is duly organized and in good standing under the laws of the Commonwealth of Massachusetts and has the power and full legal right and authority and capacity to execute, deliver, and perform under this Agreement, the Notes, and the other Loan Documents.

(b) No Breach. The negotiation, execution, delivery and performance of this Agreement, the Notes, and the other Loan Documents by Borrower or the Guarantors, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, any agreement or instrument to which Borrower is a party or under which Borrower's properties are bound.

(c) Enforceability. This Agreement and the other Loan Documents are valid, legal and binding obligations of Borrower or the Guarantors, as applicable, and enforceable against the same in accordance with their terms.

(d) Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement constitutes valid and perfected first priority liens and security interests in and upon the Collateral subject to Lender's filing and maintenance of appropriate UCC financing statements.

(e) No Subordination. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement or any other Loan Document to any other obligation of Borrower.

(f) No Adverse Event. No Adverse Event has occurred or is reasonably anticipated to occur.

(g) No Approvals. Except for the filing of appropriate UCC financing statements, no authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other person, is or will be necessary to the valid execution, delivery or performance by Borrower, of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

(h) No Violations. The execution and delivery of the Loan Documents and the consummation by Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of Borrower's organizational documents or (b) violate any law or order applicable to Borrower or by which any of its properties or assets may be bound.

(i) No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or governmental authority is pending or threatened by or against Borrower or any of its property or assets (a) with respect to the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could be expected to materially adversely affect Borrower's financial condition or the ability of Borrower to perform its obligations under the Loan Documents.

(j) Commercial Purpose. This Loan is being incurred by Borrower for the sole purpose as provided in Section 1(d) hereof. All of the proceeds received by Borrower in connection with the Loan shall be used for such purpose, and Borrower stipulates that the Loan shall be construed for all purposes as a commercial loan and that it is made for other than personal, family or household purposes.

(k) Without limiting the generality of the foregoing, (i) Borrower is not an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; (ii) no part of the proceeds of the Loan shall be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other

Regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents; (iii) the Loan is solely for the business purpose of Borrower; and (iv) this Agreement, the Note and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(l) This Agreement creates a valid and enforceable first priority security interest in favor of Lender in the rights of Borrower in the Collateral and Lender may file a UCC-1 finance statement with the Massachusetts Secretary of State to perfect such secured interest.

(m) Borrower good title to, or a valid leasehold interest in, all of the Collateral, and none of such property is subject to any Lien, claim, option or right of others.

(n) Borrower has not executed, filed, nor authorized any third party to file any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing Borrower as debtor in any recording office, except such as have been filed in favor of the Lender pursuant to this Agreement or as otherwise permitted under this Agreement. Borrower shall not execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Borrower as debtor with respect to all or any part of the Collateral, except financing statements and other instruments filed in respect of Liens permitted under this Agreement.

(o) On the date hereof, such Borrower's type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number and chief executive office or principal place of business are indicated in Schedule 3(o) hereof. Schedule 3(o) also lists all of Borrower's jurisdictions and types of organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence. Borrower shall not effect a change of any such information without first providing notice to Lender.

(p) On the date hereof, the Inventory and Equipment (other than mobile goods and goods in transit) of Borrower are kept at locations listed in Schedule 3(p) hereof. Borrower shall not change the location of such Inventory and Equipment without first notifying Lender.

(q) On the date hereof, Schedule 3(q) hereof identifies all of Borrower's Collateral, and to the extent that Borrower's interest in any specific item of Collateral is held in a leasehold interest, Schedule 3(q) identifies the (x) the monetary lease terms of such lease, (y) the term of the lease, and (z) any amounts due and payable under such lease. Borrower has provided copies of all leases, titles, or other documentation of interests in Collateral as requested by Lender, provided, however, that Borrower's failure to identify all of the Collateral in Schedule 3(q) shall in no way diminish the definition of Collateral hereunder.

(r) In the event that Lender desires to exercise any remedies, rights, or powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any governmental authority or any other person therefor, then, upon the request of Lender, Borrower agrees to assist Borrower in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 4 Affirmative Covenants. The Borrower covenants and agrees that as long

as the Loan (or any portion thereof) is outstanding, Borrower shall:

(a) Payment of Obligations. Punctually pay the principal of and interest on the Loan on demand by Lender in the manner and in accordance with the terms of this Agreement and the Note(s).

(b) Compliance with Laws. Comply with all applicable federal, state, and local laws, rules, regulations and decrees to which Borrower or the Business may be subject, without regard to federal laws prohibiting commercial cannabis activities.

(c) Contractual Obligations. Comply with any agreement or undertaking to which Borrower and Lender are parties.

(d) Notice. Promptly give written notice to Lender of (i) the occurrence of any Adverse Event or (ii) any event, development or circumstances which may materially (or be reasonably construed to materially) adversely affect the properties or financial condition of Borrower.

Section 5 **Negative Covenants**. While this Agreement is in effect, Borrower shall not:

(a) Indebtedness. Incur, create, or assume any debt, other than debt (a) existing or arising under this Agreement and any refinancing thereof;; (b) owed in respect of any netting services, overdrafts, and related liabilities arising from treasury, depository, and cash management services in connection with any automated clearinghouse transfers of funds; and (c) unsecured insurance premiums owing in the ordinary course of business.

(b) Liens. Incur, create, assume, or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest ("Lien") on any of its property or assets, whether now owned or hereinafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings; and (c) Liens created pursuant to this Agreement.

(c) Distributions. Make any distributions to its equity holders until all outstanding principal drawn pursuant to Disbursement Requests and any accrued interest thereon is paid in full to Lender.

(d) Jeopardize License. Take any action that would, or fail to take any action that the failure of which would, jeopardize Borrower's ability to obtain and maintain the Licenses.

(e) Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, the Collateral or any part thereof, nor create or permit to exist any lien upon or with respect to the Collateral without the prior written consent of Lender, with such consent not to be unreasonably withheld, conditioned or delayed. Borrower shall, at its own expense, defend Lender's right, title and security interest in and to the Collateral against the claims of any person claiming an interest therein. Notwithstanding the foregoing or anything to the

contrary herein, the Parties agree that no consent of Lender shall be required for any sale, assignment, issuance or other disposal of Collateral if such sale, conveyance, transfer, process, use or relinquishment of ownership and possession is the result of (1) the sale, transfer, conveyance, process, use or relinquishment of Borrower's assets in the ordinary course of the Borrower's business and not the result of a transfer of all or substantially all of the Borrower assets in a single transaction or a series of related transactions, or (2) the disposition of obsolete or worn out assets.

Section 6 Adverse Events. The occurrence of any one (1) or more of the following events as to Borrower shall constitute an "Adverse Event", and Borrower shall immediately notify Lender in writing upon the occurrence any Adverse Event or upon the reasonable anticipation that an Adverse Event is imminent:

(a) Payment of Obligations. The failure of Borrower to pay any of the Obligations in accordance with the provisions of this Agreement, the Notes or any other Loan Documents.

(b) Perform, Etc. The failure of Borrower to perform, observe or comply with any of the provisions of this Agreement, any Note, or any other Loan Document.

(c) Representations and Warranties. If any representation, warranty or statement of fact made by Borrower under this Agreement is false or misleading in any material respect at the time when made or furnished or becomes false or misleading while this Agreement is in effect.

(d) Inability to Pay Debts, Etc. If Borrower becomes insolvent or unable to pay their debts as they mature, or the occurrence of any material adverse change with respect to Borrower that may cause Borrower to be unable to meet any or all of the terms and conditions hereunder.

(e) Receiver, Etc. The filing of an application or petition for the appointment of a receiver or custodian for, the making of a general assignment for the benefit of creditors by, or the insolvency of Borrower.

(f) Dissolution. The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

(g) Regulatory or Legal Enforcement. The occurrence of any event that could reasonably cause or result in a regulatory or legal enforcement action against Borrower by the Commission or any other governmental authority.

(h) License Denial or Revocation. The occurrence of any event that could reasonably cause or result in a denial of Borrower's receipt of any of the Licenses or a revocation of any of the Licenses.

Section 7 Rights and Remedies.

(a) Subject to Section 2(d) and Applicable Law, if an Adverse Event shall have

occurred and be continuing, Lender may exercise, without any other notice to or demand upon Borrower, in addition to the other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:

(i) require Borrower to, and Borrower hereby agrees that it will at its expense and upon request of Lender immediately, assemble the Collateral or any part thereof, as directed by Lender and make it available to the Lender at a place and time to be designated by Lender;

(ii) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at a location of Lender's choosing, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable;

(iii) occupy any premises owned or leased by Borrower where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to Borrower in respect of such occupation;

(iv) exercise any and all rights and remedies of Borrower under or in connection with the Collateral, or otherwise in respect of the Collateral, including without limitation, (A) any and all rights of Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Accounts, and (C) exercise all other rights and remedies with respect to the Receivables and the other Collateral.

(b) If any Adverse Event shall have occurred and be continuing, all payments received by Borrower in respect of the Collateral shall be received in trust for the benefit Lender, shall be segregated from other funds of Borrower and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement).

(c) <u>Right to Perform</u>. If Borrower fails to make any payment or to otherwise perform, observe, or comply with the provisions of this Agreement, the Notes, or any of the other Loan Documents, then and in each such case, Lender may (but shall be under no obligation whatsoever to), without notice to or demand upon Borrower, remedy any such failure by advancing funds or taking such action as it deems appropriate for the account and at the expense of Borrower. The advance of any such funds or the taking of any such action by Lender shall not be deemed or construed to waive performance by Borrower of any provisions of this Agreement. Borrower shall pay to Lender on demand, together with interest thereon from the date advanced or incurred until paid in full at a per annum rate of interest equal at all times to the rate provided for in the Note, any such funds so advanced by Lender and any costs and expenses advanced or incurred by or on behalf of Lender in taking any such action, all of which shall be a part of the Obligations hereunder

(d) Enforcement Costs. Borrower agrees to pay to Lender on demand all Enforcement Costs paid, incurred or advanced by or on behalf of Lender. As used herein, the term "Enforcement Costs" shall mean and include collectively all expenses, charges, recordation or other taxes, costs and fees (including reasonable attorneys' fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of Lender in connection with (i) the collection or enforcement of this Agreement or any of the other Loan Documents, and (ii) the exercise by Lender of any rights or remedies available to it under the provisions of this Agreement or any of the other Loan Documents. All Enforcement Costs shall be a part of the Obligations hereunder.

(e) Application of Proceeds. Any proceeds of the collection of the Obligations shall be applied by Lender in the following order: first, to the payment of Enforcement Costs; second, to the payment of any accrued but unpaid interest under the Notes; and any balance of such proceeds (if any) shall be applied by Lender to the payment of any outstanding principal and any other Obligations as set forth in the Notes.

(f) Remedies, Etc. Cumulative. Each right, power and remedy of Lender as provided for in this Agreement or in the other Loan Documents or now or hereafter existing under applicable laws or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing under applicable laws or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies.

(g) No Waiver, Etc. No failure or delay by Lender to insist upon the strict performance of any term or condition of this Agreement or of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term or condition, or of any such breach, or preclude Lender from exercising any such right, power or remedy at any later time or times. No act of Lender with respect to acceptance of payment hereunder shall be deemed to waive the right either to require prompt payment of all other amounts payable under this Agreement or under any of the other Loan Documents.

(h) No Limitation of Guaranties. Nothing in this Section 7 in any way limits the rights of Lender nor the obligations of the Guarantors under the Guaranty Agreements.

Section 8 Miscellaneous.

(a) Course of Dealing; Amendment. No course of dealing between Lender and Borrower shall be effective to amend, modify or change any provision of this Agreement or the other Loan Documents. No term of this Agreement may be waived, modified or amended except by an instrument in writing signed by the Parties.

(b) Notices. All notices, requests and demands to or upon the Parties shall be deemed to have been given or made when delivered by hand, when delivered by FedEx or other reputable overnight courier, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or, in the case of notice by electronic transmission, when properly transmitted, addressed as follows or to such other address as may be hereafter designated

in writing by one (1) Party to the other:

If to Borrower:	Viridis Analytics MA, LLC 40 Speen Street, Suite 301 Framingham, MA 01701 Email: ____________________
If to Lender:	Green Analytics Massachusetts LLC E-mail: andrew.rosenstein@md.steephill.com
With a copy to:	Vicente Sederberg LLP 2 Seaport Lane, 11th Floor Boston, MA 02110 E-mail: jeremy@vicentesederberg.com

except in cases (if any) where it is expressly herein provided that such notice, request or demand is not effective until received by the Party to whom it is addressed.

(c) Costs and Expenses. Except as otherwise provided herein, each Party shall pay all of its own costs and expenses with respect to the negotiation of this Agreement and the Loan Documents.

(d) Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(e) Certain Definitional Provisions. The term "person" as used in this Agreement means and includes any natural person, individual, company, corporation, partnership, joint venture, unincorporated association, government or political subdivision or agency thereof, or any other entity of whatever nature. All terms defined in this Agreement shall have such defined meanings when used without definition in any of the other Loan Documents. Accounting terms used in this Agreement shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time in the United States of America. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used herein, the singular number shall include the plural, the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

(f) Severability. The invalidity, illegality, or unenforceability of any provision of this Agreement shall not affect the validity, legality, or enforceability of any of the other provisions of this Agreement, all of which shall remain effective in accordance with their terms.

(g) Regulatory Interpretation. If any of the provisions contained in the Loan Documents are interpreted or construed by the Commission to qualify Lender as a Person or Entity Having Direct or Indirect Control over Borrower (as that term is defined in 935 CMR 500.000 *et*

seq), then such provisions shall be null and void and without any force or effect. If deemed necessary by counsel to Lender based on any such interpretation or construction, the Parties agree to reform the Loan Documents such that Lender will not be considered to be a Person or Entity Having Direct or Indirect Control over Borrower, provided that any such reformation will be accomplished in such a manner to maintain the original intentions of the Parties to the greatest extent possible.

(h) Survival. All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement and all other Loan Documents.

(i) Binding Effect. This Agreement, including the Exhibits and Schedules attached hereto, and all other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. The Schedules provide further descriptions of various assets that are included as Assets within Section 2 above, but such Schedules do not limit the number of types of assets or actual assets that serve as Collateral hereunder.

(j) Applicable Law and Time of Essence. This Agreement and the rights and obligations of the Parties shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any provision that would result in the application of the laws of any other state or jurisdiction. Time is of the essence in connection with all Obligations of Borrower hereunder and under any of the other Loan Documents.

(k) Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

(l) Independent Counsel. Each Party acknowledges and agrees that it has been given ample opportunity to consult with its own legal counsel prior to entering into this Agreement, the Notes and all other Loan Documents.

(m) ADVISEMENT OF COUNSEL. COMMERCIAL CANNABIS ACTIVITY IS ILLEGAL UNDER FEDERAL LAW. NEITHER PARTY, NOR COUNSEL FOR EITHER PARTY, HAS MADE ANY REPRESENTATIONS TO THE CONTRARY.

(n) ARBITRATION AND WAIVER OF JURY TRIAL. Any dispute between the Parties relating to the Loan Documents that cannot be resolved amicably shall be resolved through arbitration before a single arbitrator knowledgeable and experienced in contract and debt matters appointed by Judicial Arbitration and Mediation Services ("JAMS") upon demand by any affected Party. Such arbitrator shall conduct the arbitration in accordance with JAMS Streamlined Rules and procedures, unless otherwise provided herein. The arbitration shall be conducted in Boston, Massachusetts. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereon. Any duty to arbitrate under the Loan Documents will remain in effect

and enforceable after termination of this Agreement for any reason. For the purposes of enforcement of any award, the Parties irrevocably consent to jurisdiction and venue in the courts of Boston, Massachusetts. Each Party submits and consents to the jurisdiction of the state courts located in the Commonwealth of Massachusetts with respect to the enforcement of any arbitration award. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the Parties. **THE PARTIES ACKNOWLEDGE THAT THEY ARE IRREVOCABLY WAIVING THE RIGHT TO A TRIAL IN COURT, INCLUDING A TRIAL BY JURY, AND THAT ALL RIGHTS AND REMEDIES WILL BE DETERMINED BY AN ARBITRATOR AND NOT BY A JUDGE OR JURY.**

[*Signature Page to Follow*]

IN WITNESS WHEREOF, each Party has executed and delivered this Agreement as of the date first written above.

BORROWER:

VIRIDIS ANALYTICS, MA LLC

By: ____________________________
Name: ____________________________
Title: ____________________________

LENDER:

GREEN ANALYTICS MASSACHUSETTS LLC

____
By: Andrew Rosenstein
Title: General Manager

SCHEDULE 3(o)

Jurisdiction of Organization: Commonwealth of Massachusetts
Legal name: Viridis Analytics MA, LLC
Federal Taxpayer Identification Number: 37-1869257
Principal place of business: 40 Speen St, Suite 301, Framingham, MA 01701

SCHEDULE 3(p)

Location of Assets: 40 Speen St, Suite 301, Framingham, MA 01701

SCHEDULE 3(q)

All of Borrower's Collateral, and to the extent that Borrower's interest in any specific item of Collateral is held by a leasehold interest, the (x) the monetary lease terms of such lease, (y) the term of the lease, and (z) any amounts due and payable under such lease.

Type	Brand	Model	Purchase Date	Estimated Value[1]
Laboratory Equipment	Shimadzu	ICPMS-2030	9/30/2018	$163,534.19
Laboratory Equipment	Shimadzu	Analytical Balance & Moisture	9/30/2018	$3,702.40
Laboratory Equipment	Shimadzu	GCMS 2020	9/30/2018	$ 97,387.92
Laboratory Equipment	Shimadzu	GCMS Package	9/30/2018	$122,698.93
Laboratory Equipment	Anton Paar	Mulitwave Go	4/5/2018	$15,568.50
Laboratory Equipment	Bio Rad	CFX96 RT PCR Detection	2/14/2018	$23,891.28
Laboratory Equipment	Benchmark	Benchmark Mini Incubator	5/9/2018	$1,144.95
Laboratory Equipment	Agilent	1100 HPLC	10/1/2016	$15,000.00
Laboratory Equipment	Agilent	1100 HPLC	10/1/2016	$15,000.00
Laboratory Equipment	AB Sciex	6500 Qtrap	2/1/2018	
				$ 457,928.17

[1] The estimated values are estimates and shall in no way impair or impact Lender's rights or remedies as to Collateral and repayment under the Loan.

EXHIBIT A

Form of Secured Demand Promissory Note

PROMISSORY NOTE

$[•] USD ______________ ___, 2019

Section 1 Payment Obligation. FOR VALUE RECEIVED, Viridis Analytics MA, LLC, a Massachusetts limited liability company ("Borrower") unconditionally promises to pay to the order of Green Analytics Massachusetts LLC, a Massachusetts limited liability company ("Lender"), at such place as Lender may designate in writing, the principal sum of [AMOUNT OF ADVANCE ($AMOUNT IN FIGURES)] (the "Advance") outstanding hereunder together with all accrued interest thereon, ON DEMAND, as provided in this Secured Demand Promissory Note (the "**Note**").

Section 2 Security Interest. This Note and all obligations of Borrower hereunder are secured by a Loan and Security Agreement between Borrower and Lender dated [•] (as amended, restated, modified or supplemented from time to time, the "Loan Agreement") and personal guaranties from Borrower's Managers, William Waldrop and Lori Glauser.

Section 3 Due on Demand. Notwithstanding any terms to the contrary in this Note, the Loan Agreement or any other Loan Document (as defined in the Loan Agreement), the enumeration in this Note of specific obligations of Borrower to Lender and/or conditions to the availability of funds under this Note shall not be construed to qualify, define, or otherwise limit Lender's right, power or ability, at any time and for any reason, under applicable law, to require full payment of the Loan and all accrued and unpaid interest and all other amounts payable under this Note ON DEMAND.

Section 4 Manner and Application of Payments. All payments of interest and principal shall be made in lawful money of the United States of America wire transfer of immediately available funds to Lender's account at a bank specified by Lender in writing to Borrower from time to time. All payments, including insufficient payments, shall be applied as provided for in the Loan Agreement.

Section 5 Interest.

(a) Interest Rate. Borrower shall pay interest to Lender on the unpaid principal amount of the Advance outstanding hereunder, accruing from the date hereof to the date on which the entire principal sum hereof has been paid in full, computed on the basis of the actual number of days elapsed in a 360 day year, at a rate per annum which shall be equal to four percent (4%), compounded annually as of the last day of each calendar year, provided, however, that in the event that any portion of the amounts owed under this Note have not been repaid to Lender within ninety (90) days of demand by Lender, then the applicable interest rate on all such outstanding amounts shall be eight percent (8%). In no event shall interest exceed the maximum legal rate permitted by law.

(b) Interest Payable. Interest, at the rate described above, shall be payable ON DEMAND. Borrower may make whole or partial interest payments at any time prior to demand, without penalty and without affecting any other provisions of this Note.

Section 6 Borrower Representations. Borrower represents and warrants that the representations and warranties made by Borrower in the Loan Agreement are true and accurate as of the date of this Note, and such representations and warranties are incorporated herein by reference.

Section 7 ARBITRATION AND WAIVER OF JURY TRIAL. Any dispute between the Parties relating to this Note that cannot be resolved amicably shall be resolved through arbitration before a single arbitrator knowledgeable and experienced in contract and debt matters appointed by Judicial Arbitration and Mediation Services ("JAMS") upon demand by any affected Party. Such arbitrator shall conduct the arbitration in accordance with JAMS Streamlined Rules and procedures, unless otherwise provided herein. The arbitration shall be conducted in Boston, Massachusetts. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereon. Any duty to arbitrate under this Note will remain in effect and enforceable after termination of this Agreement for any reason. For the purposes of enforcement of any award, the Parties irrevocably consent to jurisdiction and venue in the courts of Boston, Massachusetts. Each Party submits and consents to the jurisdiction of the state courts located in the Commonwealth of Massachusetts with respect to the enforcement of any arbitration award. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the Parties. **THE PARTIES ACKNOWLEDGE THAT THEY ARE IRREVOCABLY WAIVING THE RIGHT TO A TRIAL IN COURT, INCLUDING A TRIAL BY JURY, AND THAT ALL RIGHTS AND REMEDIES WILL BE DETERMINED BY AN ARBITRATOR AND NOT BY A JUDGE OR JURY**

Section 8 Waiver. Borrower waives presentment, protest, notice of protest or notice of nonpayment in connection with the delivery, acceptance, performance, or enforcement of this Note or of any document or instrument evidencing any security for payment of this Note.

Section 9 Governing Law. This Note shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any provision that would result in the application of the laws of any other state or jurisdiction.

Section 10 Miscellaneous.

(a) Failure at any time to exercise any of the rights of Lender hereunder shall not constitute a waiver of such rights and shall not be a bar to exercise of any of such rights at a later date. In the event of an action to collect or enforce payment of this Note, the substantially prevailing party shall be entitled to receive all costs of collection and enforcement, including reasonable attorney's fees and court costs in addition to other amounts due.

(b) Borrower is responsible for all obligations represented by this Note. The covenants, obligations, and conditions contained herein shall be binding on and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties to this Note.

(c) If any provision of this Note or the application thereof shall, for any reason and to any extent, be deemed invalid or unenforceable, neither the remainder of this Note nor the application of any of its provision to other persons or entities shall be affected thereby, and shall instead be enforced to the maximum extent permitted by law.

(d) Time is of the essence in connection with all of Borrower's obligations under this Note.

(e) The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof

Section 11 Assignment. This Note is freely assignable by Lender. Borrower may not assign or delegate any rights or obligations hereunder without first obtaining the written consent of Lender.

Section 12 Amendment. No term of this Note may be modified or amended except by an instrument in writing signed by both of the parties hereto.

Section 13 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law

Section 14 Counterparts; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Note.

Section 15 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 16 ADVISEMENT OF COUNSEL. COMMERCIAL CANNABIS ACTIVITY IS ILLEGAL UNDER FEDERAL LAW. NEITHER PARTY, NOR COUNSEL FOR EITHER PARTY, HAS MADE ANY REPRESENTATIONS TO THE CONTRARY.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first above written.

BORROWER:

VIRIDIS ANALYTICS MA LLC

By: ______________________________
Name: ______________________________
Title: ______________________________

LENDER:

GREEN ANALYTICS MASSACHUSETTS LLC

By: ______________________________
Name: ______________________________
Title: ______________________________

EXHIBIT B